SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 27, 2005

POSITRON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-24092	76-0083622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1304 Langham Creek Drive, Suite 300, Houston, Texas 77084	95472
(Address of Principal Executive Offices)	(Zip Code)

(281) 492-7100
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

On June 27, 2005, Positron Corporation ("Positron") entered into a series of agreements with Solaris Opportunity Fund, L.P. ("Solaris") pursuant to which Solaris purchased from Positron 10% convertible secured notes in the aggregate principal amount of $400,000. Previously, Solaris purchased notes in the principal amounts of $200,000 and $800,000 on March 4, 2005 and March 17, 2005, respectively. Solaris subsequently sold $1,000,000 principal amount of these notes to IMAGIN Diagnostic Centres, Inc. If the notes held by Solaris are converted in full into common stock, Solaris will control approximately 16.5% of Positron's outstanding common stock, based on the 53,355,202 shares outstanding as of June 9, 2005.

Simple interest accrues on the notes at the rate of 10% per annum and is payable annually. However, in the event that interest on all outstanding notes of Positron exceeds 50% of Positron's operating cash flow, interest is payable, at the option of Positron, in cash and new notes. Subject to acceleration, the notes are due on March 6, 2007. In the event Positron defaults in the payment of principal or interest on the notes, does not obtain shareholder approval prior to January 1, 2006 to amend its Articles of Incorporation to increase its authorized shares of common stock to allow for full conversion of the notes, becomes subject to certain bankruptcy proceedings, or otherwise breaches the terms of the notes, all amounts owing on the notes become immediately due and payable. To secure payment of principal and interest owing under the notes, Positron has granted to Solaris a subordinated security interest in all of its assets.

The notes are initially convertible into a new Series E Preferred Stock that in turn is convertible into an aggregate of 22,000,000 shares of Positron's common stock. The notes and the underlying securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Full convertibility of the Series E Preferred shares into Positron's common stock will require an amendment to Positron's Articles of Incorporation which must be approved by Positron's shareholders. Positron has agreed to promptly seek such approval.

Patrick G. Rooney, Chairman of the Board of Positron is the manager of the general partner of Solaris.

ITEM 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated herein by reference.

Safe Harbor Statement

Statements contained in the exhibits to this report that state Positron's or its management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Exchange Act. The Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

ITEM 9.01.   Financial Statements and Exhibits

(c)   Exhibits.

Exhibit 4.1	Statement of Designation Establishing Series F Preferred Stock of Positron Corporation
Exhibit 10.1	Note Purchase Agreement dated June 27, 2005 between Positron and Solaris Opportunity Fund, L.P.
Exhibit 10.2	Form Secured Convertible Promissory Note
Exhibit 10.3	Security Agreement dated June 27, 2005 between Positron and Solaris Opportunity Fund, L.P.
Exhibit 10.4	Registration Rights Agreement dated June 27, 2005 between Positron and Solaris Opportunity Fund, L.P.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

POSITRON CORPORATION

Date: June 27, 2005	By:	/s/ Gary H. Brooks
Gary H. Brooks
CEO and CFO